EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common shares of Aurora Mobile Limited, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Dated: February 18, 2026

PM Partners I LP

By:	/s/ Jon Robert Lewis
	Name:	Jon Robert Lewis
	Title:	Director of PM Partners GP I Limited, the general partner of PM Partners I LP

PM Partners GP I Limited

By:	/s/ Jon Robert Lewis
	Name:	Jon Robert Lewis
	Title:	Director

PAG Pegasus LLC

By:	/s/ Jon Robert Lewis
	Name:	Jon Robert Lewis
	Title:	Manager

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director

PAG

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director